   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999

                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           --------------------------


                             ALPHA INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             04-2302115
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

           20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801 (781) 935-5150
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

                             ALPHA INDUSTRIES, INC.
                          1996 LONG-TERM INCENTIVE PLAN
                          -----------------------------
                            (Full Title of the Plan)


                            STEVEN R. LONDON, ESQUIRE
                         BROWN, RUDNICK, FREED & GESMER
                ONE FINANCIAL CENTER, BOSTON, MASSACHUSETTS 02111
                                 (617) 856-8200
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                           --------------------------


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                            Proposed            Proposed
                                        Amount              Maximum              Maximum            Amount of
    Title of Each Class of              to Be            Offering Price         Aggregate         Registration
 Securities to Be Registered          Registered          Per Share(1)      Offering Price(1)         Fee(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.25 par value      1,400,000 Shares(2)       $39.03125          $54,643,750         $15,190.96
==============================================================================================================

(1) The registration fee has been calculated on the basis of the average of the high and low reported price of the Common Stock of $39.03125 on the Nasdaq National Market on January 20, 1999.

(2) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of the merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination or other similar changes in the Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 0-24357) filed under the Exchange Act with the Securities and Exchange Commission.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation includes provisions
(i) to eliminate the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty (subject to certain exceptions, such as breach of duty of loyalty to the Registrant or its stockholders), and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by law. The Company's Amended and Restated By-Laws include provisions for mandatory indemnification of its officers and directors provided certain conditions are met. The Company has directors' and officers' liability insurance.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

     The effect of these provisions would be to permit such indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

Number   Description
------   -----------

4(a)* Specimen Certificate of Common Stock (Filed as Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-63857)).

4(b)* Frederick County Industrial Development Revenue Bond, Deed of Trust, Loan Agreement and Guaranty and Indemnification Agreement dated June 17, 1982 (Filed as Exhibit 4(g) to the Registration Statement on Form S-8 filed July 29, 1982); and Bond and Loan Document Modification Agreement dated January 9, 1993 (Filed as Exhibit 4(c) to the Quarterly Report on Form 10-Q for the fiscal quarter ended January 26, 1993).

4(c)* Loan and Security Agreement dated January 15, 1993 between Trans-Tech, Inc., and County Commissioners of Frederick County (Filed as Exhibit 4(h) to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 3,
       1994).

4(d)* Stock Purchase Warrant for 50,000 shares of the Registrant's Common Stock issued to Silicon Valley Bank as of April 1, 1994 (Filed as Exhibit 4(i) to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 3,
       1994).

4(e)* Amended and Restated Credit Agreement dated January 1, 1997 between Alpha Industries, Inc., Trans-Tech Inc., Fleet Bank of Massachusetts, N.A. and Silicon Valley Bank (Filed as Exhibit 4(f) to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1997).

5      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23(a) Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23(b)  Consent of KPMG Peat Marwick LLP.

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99     Alpha Industries, Inc. 1996 Long-Term Incentive Plan, as amended

-------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on January 22, 1999.

                                             ALPHA INDUSTRIES, INC.

                                             By: /s/ Thomas C. Leonard
                                                 -------------------------------
                                                     THOMAS C. LEONARD
                                                     PRESIDENT


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Leonard and James C. Nemiah, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                     TITLE                       DATE
          ---------                     -----                       ----

/s/ George S. Kariotis       Chairman of the Board            January 22, 1999
---------------------------
    GEORGE S. KARIOTIS

/s/ Thomas C. Leonard        President, Chief Executive       January 22, 1999
---------------------------  Officer and Director
    THOMAS C. LEONARD        (Principal Executive Officer)

/s/ Paul E. Vincent          Vice President, Chief Financial   January 22, 1999
---------------------------  Officer and Treasurer
    PAUL E. VINCENT          (Principal Financial Officer and
                             Principal Accounting Officer)

/s/ Timothy R. Furey         Director                          January 22, 1999
---------------------------
    TIMOTHY R. FUREY

/s/ Arthur Pappas            Director                          January 22, 1999
---------------------------
    ARTHUR PAPPAS

/s/ Raymond Shamie           Director                          January 22, 1999
---------------------------
    RAYMOND SHAMIE

/s/ Sidney Topol             Director                          January 22, 1999
---------------------------
    SIDNEY TOPOL

                                  EXHIBIT INDEX

Exhibit                                                                          Sequential
Number                                                                            Page No.
-------                                                                          ----------

4(a)    Specimen Certificate of Common Stock (Filed as Exhibit 4(a) to                *
        Registration Statement on Form S-3 (Registration No. 33-63857)).

4(b)    Frederick County Industrial Development Revenue Bond, Deed of Trust,          *
        Loan Agreement and Guaranty and Indemnification Agreement dated June 17,
        1982 (Filed as Exhibit 4(g) to the Registration Statement on Form S-8
        filed July 29, 1982); and Bond and Loan Document Modification Agreement
        dated January 9, 1993 (Filed as Exhibit 4(c) to the Quarterly Report on
        Form 10-Q for the fiscal quarter ended January 26, 1993).

4(c)    Loan and Security Agreement dated January 15, 1993 between Trans-Tech,        *
        Inc., and County Commissioners of Frederick County (Filed as Exhibit
        4(h) to the Quarterly Report on Form 10-Q for the fiscal quarter ended
        July 3, 1994).

4(d)    Stock Purchase Warrant for 50,000 shares of the Registrant's Common           *
        Stock issued to Silicon Valley Bank as of April 1, 1994 (Filed as
        Exhibit 4(i) to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 1994).

4(e)    Amended and Restated Credit Agreement dated January 1, 1997 between           *
        Alpha Industries, Inc., Trans-Tech Inc., Fleet Bank of Massachusetts,
        N.A. and Silicon Valley Bank (Filed as Exhibit 4(f) to the Quarterly
        Report on Form 10-Q for the fiscal quarter ended December 28, 1997).

5       Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23(a)   Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion          **
        filed as Exhibit 5).

23(b)   Consent of KPMG Peat Marwick LLP.

24      Power of Attorney (included on the Signature Page of this Registration      ***
        Statement).

99      Alpha Industries, Inc. 1996 Long-Term Incentive Plan, as amended

------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Contained in Exhibit 5.

*** Included on the Signature Page of this Registration Statement.